UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2016 (June 15, 2016)

Broadcom Limited

Broadcom Cayman L.P.

(Exact name of registrant as specified in its charter)

Singapore Cayman Islands	001-37690 333-205938-01	98-1254807 98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923
Broadcom Cayman L.P. c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On June 15, 2016 (the “Grant Date”), the board of directors (the “Board”) of Broadcom Limited (“Broadcom” or the “Company”) approved a long-term compensation and retention equity award to Hock E. Tan, the Company’s President and Chief Executive Officer, consisting of 80,000 performance share units (“PSUs”), pursuant to which Mr. Tan has the opportunity to earn up to a maximum of 240,000 ordinary shares, no par value, of the Company (the “Shares”). The number of Shares, if any, that will be issued pursuant to the Award will depend on the level of performance achieved, based both on relative total shareholder return of the Company compared to the S&P 500 Index companies over a period of three years from the Grant Date (the “Performance Period”), and on absolute Share price performance over the Performance Period, as described in more detail below (the “Award”).

This performance-based Award is intended to incentivize Mr. Tan to lead the Company to sustained, superior financial and operational performance, continuing the successful Company performance Mr. Tan has led since he joined the Company in 2006. The Award, designed in consultation with and upon the advice of the Compensation Committee’s external, independent compensation consultant, emphasizes sustainable shareholder value creation. Since September 13, 2013, when the Board last granted an equity award to Mr. Tan (the “2013 Grant”), the Company’s share price has increased over 300% as of June 15, 2016. The value Mr. Tan will realize from the Award will depend on his ability to continue to successfully lead the Company to outperform its peers over the next three years and thereby achieve the corresponding significant, sustained performance in the Company’s share price, relative to the companies that comprise the S&P 500 Index, as well as an absolute increase in Share price needed to meet the performance requirements for payout under the Award. At the time of the 2013 Grant, the Compensation Committee, through its Chairman, engaged in outreach to shareholders who, at the time, collectively owned over 60% of our then-outstanding shares. Those shareholders expressed to us positive reactions to the 2013 Grant and its design. However, some of those shareholders also indicated that they would like to see a performance metric based on relative performance, compared to the Company’s peers, in addition to the absolute Share price increase metric included in the 2013 Grant. The Board took the results of this shareholder engagement into consideration when designing the structure of the Award, by also including a relative total shareholder return performance metric in the Award.

The PSUs will vest in full on June 15, 2019 (the “Vesting Date”). Within 60 days after the Vesting Date, the Board will establish the number of Shares that Mr. Tan is entitled to receive pursuant to the Award, determined by reference to (i) the Company’s TSR (as defined below) compared to the TSR of the companies comprising the S&P 500 Index at the end of the Performance Period (the “S&P 500 Index”), over the Performance Period, expressed as a percentile (the “Relative TSR”), and (ii) the change in the Company’s Share price over the Performance Period, obtained by dividing the trailing-90-day average of the per share closing prices, as quoted on the Nasdaq Stock Market (the “Average Market Value”), of the Company’s Shares on the last day of the Performance Period by the Average Market Value of the Company’s Shares on the Grant Date, expressed as a percentage (the “Share Price Growth”). Mr. Tan will receive no Shares as a result of the vesting of the Award if the minimum performance criterion for the Award (Relative TSR at the 25th Percentile of the S&P 500 Index) has not been met, and will receive a maximum of 240,000 Shares if both the maximum performance criteria (Relative TSR at or above the 90% Percentile of the S&P 500 Index and Share Price Growth greater than or equal to 130%) have been met.

“TSR” is defined as the compound annual total shareholder return of the Company (or of a company in the S&P 500 Index, as applicable), as measured by the change in the price of a Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) over the Performance Period (positive or negative), calculated based on the Average Market Value ending on the first day of the Performance Period as the beginning stock price and the Average Market Value ending on the last day of the Performance Period as the ending stock price and assuming dividends (if any) are reinvested based on the price of a Share (or the publicly traded securities of a company in the S&P 500 Index, as applicable) in accordance with the “gross” or “total” return methodology as defined by S&P Dow Jones.

The Award was made under the Avago Technologies Limited 2009 Equity Incentive Award Plan, assumed and maintained by the Company (the “2009 Plan”).

The number of Shares to be issued pursuant to the Award will be determined by multiplying the number of PSUs granted at target (80,000) by an achievement factor (the “Achievement Factor”). The Achievement Factor is calculated by multiplying the applicable TSR Performance Multiplier (determined based on Relative TSR), as set forth in the table below, by the applicable Share Price Growth Multiplier (determined based on Share Price Growth), in each case as set forth in the table below:

Relative TSR	TSR Performance Multiplier[1]	Share Price Growth[2]	Share Price Growth Multiplier	Achievement Factor (= TSR Performance Multiplier x Share Price Growth Multiplier)	Total Number of Shares to be Delivered Pursuant to Award (= Achievement Factor x 80,000)

At or above 90th Percentile of the S&P 500 Index	200%	≥130%	1.5	3	240,000

At the 75th Percentile of the S&P 500 Index	150%	≥130%	1.5	2.25	180,000

At or above 90th Percentile of the S&P 500 Index	200%	<130%	1	2	160,000

At the 75th Percentile of the S&P 500 Index	150%	<130%	1	1.5	120,000

At the 50th Percentile of the S&P 500 Index	100%	–	1	1	80,000

At the 25th Percentile of the S&P 500 Index	50%	–	1	0.5	40,000

Below the 25th Percentile of the S&P 500 Index	0%	–	1	0	0

1	If the Relative TSR is between two of the levels set forth in the table above, the TSR Performance Multiplier shall be determined using liner interpolation. However, no Shares will be issued pursuant to the Award, and the vested PSUs will be cancelled and the Award terminated, if the Relative TSR is at less than the 25th percentile. In addition, in no event can more than 240,000 Shares be issued pursuant to the Award.

2	Based on a Grant Date Average Market Value of a Share of $152.2390, 130% Share Price Growth would be achieved if the Average Market Value of a Share at the end of the Performance Period were $197.9107.

In the event of the closing of a Change in Control (as defined in the 2009 Plan) prior to the end of the Performance Period, the Performance Period will be shortened to end on a date within ten (10) days prior to the closing of the Change in Control as determined by the Board, the Achievement Factor will be determined by the Board on a date occurring prior to the closing of the Change in Control, based on performance through the end of the shortened Performance Period, and the PSUs will vest immediately prior to the closing of such Change in Control.

The PSUs are subject to the terms and conditions of a Performance Share Unit Award Agreement, dated June 15, 2016, between the Company and Mr. Tan (the “PSU Agreement”), under the 2009 Plan, and the foregoing description of the PSUs in this Current Report on Form 8-K is qualified in its entirety by reference to the PSU Agreement, a copy of which is filed herewith as Exhibit 10.1, and to the 2009 Plan, a copy of which was previously filed with the Securities and Exchange Commission (the “SEC”) (see Exhibit 10.18 to Avago Technologies Limited’s Registration Statement on Form S-1/A previously filed with the SEC on July 27, 2009).

The Board, upon the recommendation of the Compensation Committee and the advice of the Compensation Committee’s external, independent compensation consultant, intends to move towards a policy of making regular annual equity awards to Mr. Tan, instead of making periodic grants, in line with prevailing market practice and the Company’s granting practice for its other executives. The Board currently expects that future annual equity awards to Mr. Tan will be on terms substantially similar to those of the Award.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Performance Share Unit Award Agreement, dated June 15, 2016, between the Company and Hock E. Tan

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our future share price (ii) the expected benefits of our acquisition of Broadcom Corporation (“BRCM”) on February 1, 2016 (the “Acquisition”), (iii) our plans, objectives and intentions with respect to future operations and products, (iv) our competitive position and opportunities, (v) the impact of the transaction on the market for our products, (iv) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with the Acquisition, and other acquisitions we may make, including delays, challenges and expenses associated with integrating BRCM and other acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from BRCM and other acquisitions we may make; loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; the significant indebtedness incurred by us in February 2016 in connection with the Acquisition, including the need to generate sufficient cash flows to service and repay such debt; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; our ability to timely increase our internal manufacturing capacity to meet customer demand; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 16, 2016

Broadcom Limited Broadcom Cayman L.P., by its general partner, Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Acting Chief Financial Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit No.	Description

10.1	Performance Share Unit Award Agreement, dated June 15, 2016, between the Company and Hock E. Tan